Exhibit 99.77

May 25, 2026	510 Burrard Street, 3rd Floor
Vancouver BC, V6C 3B9
www.computershare.com

To: All Canadian Securities Regulatory Authorities

Subject: GOLDGROUP MINING INC

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual General and Special Meeting
Record Date for Notice of Meeting :	May 29, 2026
Record Date for Voting (if applicable) :	May 29, 2026
Beneficial Ownership Determination Date :	May 29, 2026
Meeting Date :	July 02, 2026
Meeting Location (if available) :	Vancouver, BC
Issuer sending proxy related materials directly to NOBO:	No
Issuer paying for delivery to OBO:	Yes

Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	No
NAA for Registered Holders	No

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON SHARES	38141A404	CA38141A4046
COMMON RESTRICTED 144A	38141A503	US38141A5039

Sincerely,

Computershare

Agent for GOLDGROUP MINING INC